Exhibit 10.66

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

BIOXYTRAN, INC.

Bioxytran, Inc., a Nevada corporation (the “Company”, “we” or “us”), is offering (the “Offering”) up to $1.0 million (the “Maximum Offering”) of the Company’s convertible notes (the “Convertible Notes”) convertible into the Company’s common stock, par value $0.001 (the “Common Stock”), at the time of the Company’s initial public offering (“IPO”), or at the holder’s option, at $1.00 per share, adjusted to reflect any stock split, stock dividend or dilutive offering which may be made by the Company after the date of this Confidential Private Placement Memorandum (each underlying issuable share a “Conversion Share”). The Convertible Notes shall bear interest at 6% and have a Maturity Date of April 30, 2022. The Convertible Notes are being offered on a “best efforts” basis. There is no minimum offering amount. Since there is no minimum offering amount of the Convertible Notes required to be sold in this Offering, all funds received from subscriptions to the Offering will immediately become assets of the Company, and available for use by the Company, upon acceptance of the subscriptions by the Company. The Company may increase or decrease the amount of the Maximum Offering in its sole discretion. The Company may reject subscriptions in whole or in part, in its discretion.

The proceeds shall equal the following:

	Price to Subscribers	Commissions(1)	Fees (2)	Proceeds to Company
Maximum Offering	$1,000,000	$90,000	$20,000	$890,000

(1)	Represents commissions of 9% of the amount paid by subscribers plus accountable expenses of 1% of the amount paid by subscribers. The Company will issue common stock equal to 5% of the Conversion Shares issued by the Company in this offering.

(2)	Represents professional fees equal to $20,000.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THE “MEMORANDUM”). THE SECURITIES OFFERED HEREBY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND WHERE REQUIRED, UNDER THE LAWS OF OTHER JURISDICTIONS, UNLESS SUCH PROPOSED SALE, TRANSFER OR DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.SUBSCRIPTIONS WILL BE ACCEPTED ONLY FROM “ACCREDITED INVESTORS,” AS DEFINED IN RULE 501 OF REGULATION D (SEE “INVESTOR SUITABILITY STANDARDS”). THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO INVESTMENT IN THE SECURITIES SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT. IN MAKING ANY INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR EXAMINATION OF US AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. SEE THE INFORMATION SET FORTH UNDER “RISK FACTORS” BEFORE PURCHASING SUCH SECURITIES.

The date of this Memorandum is September 17, 2021

SECURITIES RISK FACTORS AND SUITABILITY DISCLOSURES

INVESTORS SHALL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF THE OFFERING DESCRIBED IN THIS MEMORANDUM AND ALL THE ATTACHMENTS HERETO. THE COMMON STOCK IS BEING OFFERED IN A PRIVATE OFFERING TO A LIMITED NUMBER OF INDIVIDUALS OR ENTITIES MEETING CERTAIN SUITABILITY STANDARDS. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.

EXCLUSIVE NATURE OF THE PRIVATE PLACEMENT MEMORANDUM

NO ENTITY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. MOREOVER, NEITHER THE DELIVERY OF THIS MEMORANDUM NOR THE SALE OF THE COMMON STOCK SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED IN THIS MEMORANDUM SINCE THE DATE HEREOF; HOWEVER, IN THE EVENT OF ANY MATERIAL CHANGE OCCURRING PRIOR TO THE COMPLETION OF THE OFFERING DESCRIBED HEREIN, THIS MEMORANDUM SHALL BE AMENDED AND REVISED ACCORDINGLY. THE COMPANY DISCLAIMS ANY AND ALL LIABILITIES FOR REPRESENTATIONS OR WARRANTIES EXPRESSED OR IMPLIED, CONTAINED IN, OR OMISSIONS FROM, THIS MEMORANDUM, OR ANY OTHER WRITTEN OR ORAL COMMUNICATION TRANSMITTED OR MADE AVAILABLE TO THE RECIPIENT. EACH INVESTOR SHALL BE ENTITLED TO RELY SOLELY ON THOSE REPRESENTATIONS AND WARRANTIES WHICH MAY BE MADE TO THE INVESTOR IN ANY FINAL PURCHASE OR SUBSCRIPTION AGREEMENT RELATING TO THE COMMON STOCK. THE DELIVERY OF THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL IN SUCH JURISDICTION.

THIS MEMORANDUM DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN EVALUATING AN INVESTMENT IN THE COMPANY. INVESTORS MUST CONDUCT AND RELY ON THEIR OWN EVALUATIONS OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE COMMON STOCK. THE RISK FACTORS DEFINED ABOVE SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF THE COMMON STOCK. NEITHER THE DELIVERY OF THIS MEMORANDUM AT ANY TIME, NOR ANY SALE OF THE COMMON STOCK HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

STATEMENT REGARDING FORWARD LOOKING PROJECTIONS

THE STATEMENTS, PROJECTIONS AND ESTIMATES OF FUTURE PERFORMANCE OF THE COMPANY OR VARIOUS ELEMENTS OF THE COMPANY’S BUSINESS CONTAINED IN THIS MEMORANDUM THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD EXPECT THAT ANTICIPATED EVENTS AND CIRCUMSTANCES MAY NOT OCCUR, THAT UNANTICIPATED EVENTS AND CIRCUMSTANCES SHALL OCCUR, AND THAT ACTUAL RESULTS SHALL LIKELY VARY FROM THE FORWARD-LOOKING CIRCUMSTANCES. INVESTORS SHOULD BE AWARE THAT A NUMBER OF FACTORS COULD CAUSE THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS MEMORANDUM TO BE INCORRECT OR TO DIFFER MATERIALLY FROM ACTUAL RESULTS. SUCH FACTORS MAY INCLUDE, WITHOUT LIMITATION, (i) THE ABILITY OF THE COMPANY TO COMPLETE THE DEVELOPMENT OF ITS PRODUCTS IN A TIMELY MANNER, (ii) THE DEMAND FOR AND TIMING OF DEMAND FOR SUCH SERVICES AND PRODUCTS, (iii) COMPETITION FROM OTHER PRODUCTS AND COMPANIES, (iv) THE COMPANY’S SALES, (v) THE COMPANY’S ABILITY TO SELL ITS SERVICES AND PRODUCTS PROFITABLY, (vi) AVAILABILITY OF ADEQUATE DEBT AND EQUITY FINANCING, AND (vii) GENERAL BUSINESS AND ECONOMIC CONDITIONS. THESE IMPORTANT FACTORS AND CERTAIN OTHER FACTORS THAT MIGHT AFFECT THE COMPANY’S FINANCIAL AND BUSINESS RESULTS ARE DISCUSSED IN THIS MEMORANDUM UNDER “RISK FACTORS.” THERE CAN BE NO ASSURANCE THAT THE COMPANY SHALL BE ABLE TO ANTICIPATE OR RESPOND TO CHANGES IN ANY FACTORS AFFECTING THE COMPANY’S BUSINESS.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

WITH THE EXCEPTION OF THE HISTORICAL INFORMATION CONTAINED IN THIS DOCUMENT, THE MATTERS DESCRIBED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES THAT INDIVIDUALLY OR MUTUALLY IMPACT THE MATTERS HEREIN DESCRIBED INCLUDING, BUT NOT LIMITED TO, FINANCIAL PROJECTIONS, PRODUCT DEMAND AND MARKET ACCEPTANCE, THE EFFECT OF ECONOMIC CONDITIONS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GOVERNMENTAL REGULATIONS, TECHNOLOGICAL DIFFICULTIES AND/OR OTHER FACTORS OUTSIDE THE CONTROL OF THE COMPANY.

DISCLAIMERS

THE COMMON STOCK OFFERED HEREBY IN THIS OFFERING MEMORANDUM HAS NOT BEEN REGISTERED WITH, OR APPROVED, BY THE SEC, NOR HAS SUCH COMMON STOCK OR THIS MEMORANDUM BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF ANY STATE OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS OFFERING IS BASED ON THE EXEMPTIONS FROM SUCH REGISTRATION AS SET FORTH IN §4(2) AND RULE 506 OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE INVESTMENT DESCRIBED IN THIS MEMORANDUM INVOLVES RISKS, AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE COMMON STOCK ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION THEREOF. THE RESALE OF THE COMMON STOCK IS LIMITED BY FEDERAL AND STATE SECURITIES LAWS AND IT IS THEREFORE RECOMMENDED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL FOR MORE INFORMATION.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS MEMORANDUM, EXCEPT SUCH INFORMATION AS IS CONTAINED OR REFERENCED IN THIS MEMORANDUM. ONLY INFORMATION OR REPRESENTATIONS CONTAINED OR REFERENCED HEREIN MAY BE RELIED UPON AS HAVING BEEN MADE BY THE COMPANY. PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THIS PRIVATE OFFERING MEMORANDUM OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED HEREIN SHOULD CONTACT THE COMPANY. PROJECTIONS OR FORECASTS CONTAINED IN THIS MEMORANDUM, OR OTHER MATERIALS, MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS CONTAINED IN THIS MEMORANDUM ARE BASED UPON ASSUMPTIONS WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY MAY DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH ITS INTENDED RESULTS.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS MEMORANDUM HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS). THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF SUCH SECURITIES UNDER SUCH LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THE STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OF SALE MAY BE MADE IN ANY PARTICULAR STATE. THE DISCLOSURES BELOW ARE SUBJECT TO REVISION OR MODIFICATION, AND THE INVESTOR IS ADVISED TO SEEK INDEPENDENT LEGAL ADVICE IN THEIR JURISDICTION.

NOTICE TO ARIZONA RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PURSUANT TO A.R.S. SECTION 44-1844 (1) AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE ALSO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FOR CALIFORNIA RESIDENTS ONLY: THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS OFFERING HAS NOT BEEN QUALIFIED WITH COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATIONS IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPTED FROM QUALIFICATION BY SECTION 25100, 25102, OR 25104 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS OFFERING ARE EXPRESSLY CONDITION UPON SUCH QUALIFICATIONS BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

NOTICE TO CONNECTICUT RESIDENTS ONLY: SHARES ACQUIRED BY CONNECTICUT RESIDENTS ARE BEING SOLD AS A TRANSACTION EXEMPT UNDER SECTION 36-409(b)(9)(A) OF THE CONNECTICUT, UNIFORM SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF CONNECTICUT. ALL INVESTORS SHOULD BE AWARE THAT THERE IS CERTAIN RESTRICTIONS AS TO THE TRANSFERABILITY OF THE SHARES.

NOTICE TO DISTRICT OF COLUMBIA RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES BUREAU OF THE DISTRICT OF COLUMBIA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO FLORIDA RESIDENTS ONLY: THE SHARES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED WITH THE FLORIDA DIVISION OF SECURITIES AND INVESTOR PROTECTION UNDER THE FLORIDA SECURITIES ACT. THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF SAID ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL OFFEREES WHO ARE FLORIDA RESIDENTS SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE ACT PROVIDES, IN RELEVANT PART, AS FOLLOWS: “WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN [FLORIDA], ANY SALE IN [FLORIDA] MADE PURSUANT TO [THIS SECTION] IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.”

THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(11) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE. EACH PERSON ENTITLED TO EXERCISE THE PRIVILEGE TO AVOID SALES GRANTED BY SECTION 517.061 (11) (A)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT, MUST, WITHIN 3 DAYS AFTER THE TENDER OF ANY AMOUNT TO THE COMPANY OR TO ANY AGENT OF THE COMPANY (INCLUDING THE SELLING AGENT OR ANY OTHER DEALER ACTING ON BEHALF OF THE PARTNERSHIP OR ANY SALESMAN OF SUCH DEALER) OR AN ESCROW AGENT CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THIS CONFIDENTIAL EXECUTIVE SUMMARY. SUCH LETTER OR TELEGRAM MUST BE SENT AND, IF POSTMARKED, POSTMARKED ON OR PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF A PERSON IS SENDING A LETTER, IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, HE MUST ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

NOTICE TO GEORGIA RESIDENTS ONLY: THESE SECURITIES ARE OFFERED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE GEORGIA SECURITIES ACT PURSUANT TO REGULATION 590-4-5-04 AND -01. THE SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE ACT.

NOTICE TO ILLINOIS RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF THE STATE OF ILLINOIS NOR HAS THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO INDIANA RESIDENTS ONLY: THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 23-2-1-2 OF THE INDIANA SECURITIES LAW AND HAVE NOT BEEN REGISTERED UNDER SECTION 23-2-1-3. THEY CANNOT THEREFORE BE RESOLD UNLESS THEY ARE REGISTERED UNDER SAID LAW OR UNLESS AN EXEMPTION FORM REGISTRATION IS AVAILABLE. A CLAIM OF EXEMPTION UNDER SAID LAW HAS BEEN FILED, AND IF SUCH EXEMPTION IS NOT DISALLOWED SALES OF THESE SECURITIES MAY BE MADE. HOWEVER, UNTIL SUCH EXEMPTION IS GRANTED, ANY OFFER MADE PURSUANT HERETO IS PRELIMINARY AND SUBJECT TO MATERIAL CHANGE.

NOTICE TO MARYLAND RESIDENTS ONLY: IF YOU ARE A MARYLAND RESIDENT AND YOU ACCEPT AN OFFER TO PURCHASE THESE SECURITIES PURSUANT TO THIS MEMORANDUM, YOU ARE HEREBY ADVISED THAT THESE SECURITIES ARE BEING SOLD AS A TRANSACTION EXEMPT UNDER SECTION 11- 602(9) OF THE MARYLAND SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF MARYLAND. ALL INVESTORS SHOULD BE AWARE THAT THERE ARE CERTAIN RESTRICTIONS AS TO THE TRANSFERABILITY OF THE SHARES.

NOTICE TO MASSACHUSETTS RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MASSACHUSETTS UNIFORM SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THIS OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO MICHIGAN RESIDENTS ONLY: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 451.701 OF THE MICHIGAN UNIFORM SECURITIES ACT (THE ACT) AND MAY BE TRANSFERRED OR RESOLD BY RESIDENTS OF MICHIGAN ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NOTICE TO MINNESOTA RESIDENTS ONLY: THESE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION, OR AN EXEMPTION THEREFROM.

NOTICE TO NEW JERSEY RESIDENTS ONLY: IF YOU ARE A NEW JERSEY RESIDENT AND YOU ACCEPT AN OFFER TO PURCHASE THESE SECURITIES PURSUANT TO THIS MEMORANDUM, YOU ARE HEREBY ADVISED THAT THIS MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE TO NEW YORK RESIDENTS ONLY: THIS DOCUMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTER MARKET FOR THE SHARES OFFERED HEREIN AND HAS MADE NO ARRANGEMENTS WITH BROKERS OF OTHERS TO TRADE OR MAKE A MARKET IN THE SHARES. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THE SECURITIES AND TO QUOTE THE SAME IN A PUBLISHED QUOTATION MEDIUM, HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN MADE AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE SECURITIES OF THE COMPANY OR THAT THERE WILL EVER BE A MARKET THEREFORE.

NOTICE TO NORTH CAROLINA RESIDENTS ONLY: IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FORGOING AUTHORITIES HAVE NOT CONFIRMED ACCURACY OR DETERMINED ADEQUACY OF THIS DOCUMENT. REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO OHIO RESIDENTS ONLY: IF AN INVESTOR ACCEPTS AN OFFER TO PURCHASE ANY OF THE SECURITIES, THE INVESTOR IS HEREBY ADVISED THE SECURITIES WILL BE SOLD TO AND ACQUIRED BY IT/HIM/HER IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 107.03(2) OF THE OHIO SECURITIES LAW AND MAY NOT BE RE-OFFERED FOR SALE, TRANSFERRED, OR RESOLD EXCEPT IN COMPLIANCE WITH SUCH ACT AND APPLICABLE RULES PROMULGATED THEREUNDER.

NOTICE TO OKLAHOMA RESIDENTS ONLY: THESE SECURITIES ARE OFFERED FOR SALE IN THE STATE OF OKLAHOMA IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION FOR PRIVATE OFFERINGS. ALTHOUGH A PRIOR FILING OF THIS MEMORANDUM AND THE INFORMATION HAS BEEN MADE WITH THE OKLAHOMA SECURITIES COMMISSION, SUCH FILING IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE AN APPROVAL, RECOMMENDATION OR ENDORSEMENT, AND IN NO SENSE IS TO BE REPRESENTED AS AN INDICATION OF THE INVESTMENT MERIT OF SUCH SECURITIES. ANY SUCH REPRESENTATION IS UNLAWFUL.

NOTICE TO TENNESSEE RESIDENT ONLY: IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD. EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO TEXAS RESIDENTS ONLY: THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN REGISTERED UNDER APPLICABLE TEXAS SECURITIES LAWS AND, THEREFORE, ANY PURCHASER THEREOF MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SECURITIES CANNOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, PURSUANT TO §109.13 UNDER THE TEXAS SECURITIES ACT, THE COMPANY IS REQUIRED TO APPRISE PROSPECTIVE INVESTORS OF THE FOLLOWING: A LEGEND SHALL BE PLACED, UPON ISSUANCE, ON CERTIFICATES REPRESENTING SECURITIES PURCHASED HEREUNDER, AND ANY PURCHASER HEREUNDER SHALL BE REQUIRED TO SIGN A WRITTEN AGREEMENT THAT HE WILL NOT SELL THE SUBJECT SECURITIES WITHOUT REGISTRATION UNDER APPLICABLE SECURITIES LAWS, OR EXEMPTIONS THEREFROM.

NOTICE TO WASHINGTON RESIDENTS ONLY: THE ADMINISTRATOR OF SECURITIES HAS NOT REVIEWED THE OFFERING OR PRIVATE PLACEMENT MEMORANDUM AND THE SECURITIES HAVE NOT BEEN REGISTERED IN RELIANCE UPON THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20 RCW, AND THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20 RCW, OR UNLESS AN EXEMPTION FROM REGISTRATION IS MADE AVAILABLE.

NOTICE TO WISCONSIN RESIDENTS ONLY: IN ADDITION TO THE INVESTOR SUITABILITY STANDARDS THAT ARE OTHERWISE APPLICABLE, ANY INVESTOR WHO IS A WISCONSIN RESIDENT MUST HAVE A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN EXCESS OF THREE AND ONE-THIRD (3 1/3) TIMES THE AGGREGATE AMOUNT INVESTED BY SUCH INVESTOR IN THE SHARES OFFERED HEREIN.

TABLE OF CONTENTS

SUMMARY	1
OVERVIEW	1
CONVERTIBLE NOTES	1
THE OFFERING	2
TERMS OF OFFERING	2
RISK FACTORS	3
RISKS RELATED TO OUR BUSINESS	3
RISKS RELATED TO OUR INTELLECTUAL PROPERTY	14
RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK	17
RISKS RELATED TO OWNERSHIP OF NOTE FINANCINGS	21
USE OF PROCEEDS	22
LIQUIDITY AND CAPITAL RESOURCES	22
BUSINESS	23
OVERVIEW	23
INTELLECTUAL PROPERTY	25
MANAGEMENT	27
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.	30
DESCRIPTION OF CAPITAL STOCK	30
DIVIDEND POLICY	31

SUMMARY

This summary highlights selected information contained elsewhere in this Confidential Private Placement Memorandum (the “Memorandum”), and does not contain all of the information that you should consider before investing in our Company. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Memorandum and in our reports filed with the Securities and Exchange Commission. You should read this entire Memorandum carefully, including the information set forth in the section titled “Risk Factors” before making an investment decision. Unless the context requires otherwise, references in this Memorandum to “we,” “us,” “our,” “our company,” or similar terminology refer to Bioxytran, Inc.

Overview

Bioxytran, Inc. (the “Company”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. Our Subsidiary, Pharmalectin, Inc. (the “Subsidiary”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address conditions related to Covid-19.

Bioxytran, Inc. is headquartered in Needham, Massachusetts. The Company’s initial product pipeline is focused on developing and commercializing therapeutic molecules for stroke. BXT-25 will be designed to be an injectable anti-necrosis drug specifically designed to treat a person immediately after that person suffers an ischemic stroke. The drug is designed to be injected intravenously to travel to the lungs to pick up oxygen molecules to carry to the brain. Like a red blood cell, the drug will cross the blood brain barrier, which is a protective semi-permeable membrane allowing some material to cross but preventing others from crossing. BXT-25 will be designed to diffuse oxygen into the brain tissues. We expect the BXT- 25 molecule to be 5,000 times smaller than a red blood cell.

Our Subsidiary is continuing our clinical trials with a candidate named, ProLectin-Rx a complex polysaccharide derived from galactomannan and pectin respectively, that binds to, and blocks the activity of galectin-1 and -3, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. These proteins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to ß-galactoside proteins. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

ProLectin-M’s clinical data shows non-toxicity and efficacy for treatment of mild to moderate COVID-19. In our initial Phase I/II clinical trial are published as a peer-reviewed scientific report in the Journal of Vaccines & Vaccinations. The Company is currently working on a Phase III clinical trial with the CDCSO in India, and is preparing its IND for a Phase III clinical trial with the FDA, soon to be followed by a Phase III submission with the EMEA. The clinical trials are expected to take place in July through August, 2021. Further, the Company is also preparing an IND for a second drug candidate ProLectin-I with similar galactin blocking capabilities as the oral drug, ProLectin-M, but IV-injectable for severe cases of COVID-19. The initial Phase I/II clinical trial is planned for August through October, 2021. The described clinical trials are subject to additional funding.

Convertible Notes

On April 16, 2020, SEC ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading of BIXT is suspended for the period April 16 through April 29, 2020. As a result of the SEC ordered suspension the Company defaulted on ten outstanding Convertible Notes; resulting in an increase of the interest to 21% and the principal to increase to 168% of principal loan amount. The convertible debt increased by $666,456 to $1,604,856 while the interest accrual increased to approximately $28,563 per month. On May 2 and 3, 2021, Bioxytran, Inc. entered into nine Note Agreements for a total amount of $3,266,846 in 1-year notes (the “New Notes”), with an interest rate of 6% convertible at the lower of (i) a fixed price of $0.13, or (ii) 85% of the closing price of any Qualified Financing, which consist of any fundraising receiving gross proceeds of not less than $500,000.

THE OFFERING

Terms of Offering

Issuer:	Bioxytran, Inc. is a Nevada corporation that develops branded and generic drug products for the United States market.
Securities Offered:	The Company is offering up to $1.0 million (the “Maximum Offering”) of the Company’s convertible notes (the “Convertible Notes”) convertible into the Company’s common stock, par value $0.001 (the “Common Stock”), at the time of the Company’s initial public offering (“IPO”), or at the holder’s option, at $1.00 per share, adjusted to reflect any stock split, stock dividend or dilutive offering which may be made by the Company after the date of this Confidential Private Placement Memorandum. The Convertible Notes shall bear interest at 6% and have a Maturity Date of April 30, 2022. The Convertible Notes are being offered on a “best efforts” basis.
Use of Proceeds:	The gross proceeds to us from the sale of the Common Stock are estimated to be $1,000,000. Such proceeds do not include any placement agent fees, legal fees and other miscellaneous expenses (estimated to be $130,000). We intend to utilize the proceeds received from the sale of the Common Stock for research and development as well as general working capital purposes. The Company will have broad discretion in the application of the proceeds. There is no minimum offering amount. Since there is no minimum offering amount of the Convertible Notes required to be sold in this Offering, all funds received from subscriptions to the Offering will immediately become assets of the Company, and available for use by the Company, upon acceptance of the subscriptions by the Company.
Eligible Investors:	The Common Stock offered hereby shall be sold only to “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act. Subscribers will be required to make certain representations with respect to their status and business experience and to represent, among other things, that they have received a copy of this Memorandum, understand the terms of this Offering and are Accredited Investors. We may accept or reject subscriptions in our sole and absolute discretion.
Risk Factors	The Common Stock offered hereby involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Before investing in the Offering, prospective investors should carefully consider the information set forth under the heading “Risk Factors.” There is no assurance that the Company will achieve its business objectives or perform in accordance with management’s expectations.

The number of shares of our Common Stock outstanding before this offering is based on 109,871,998 shares of Common Stock outstanding as of August 11, 2021.

We were incorporated on October 5, 2017 as Bioxytran, Inc. Our phone number is (617) 454-1199. Our principal executive offices are located at 233 Needham St., Suite 300, Newton, MA 02464.

RISK FACTORS

Investing in our Company involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this Memorandum before deciding to invest in our Company. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the market value of our Common Stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value.

Risks Related to Our Business

Our plan relies upon our ability to obtain additional sources of capital and financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may be required to cease operations.

To become and remain profitable, we must succeed in developing and commercializing products that generate significant income. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our drug candidates, discovering additional drug candidates, obtaining regulatory approval for these drug candidates, manufacturing, marketing and selling any products for which we may obtain regulatory approval, and establishing and managing our collaborations at various stages of each candidate’s development. We are only in the preliminary stages of these activities. We may never succeed in these activities and, even if we do, may never generate income that is significant enough to achieve profitability.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. If we are required by the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, to perform studies in addition to those currently expected, or if there are any delays in completing our clinical trials or the development of any of our drug candidates, our expenses could increase, and revenue could be further delayed.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain the research and development efforts that will be initially funded by the proceeds of our currently effective public offering, diversify our product offerings or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We have incurred losses since our inception and expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

At June 30, 2021, the net working capital was negative $1,326,329 and the accumulated deficit of $7,240,331. Comparatively, on December 31, 2020, we had net working capital of negative $1,951,256 and an accumulated deficit of

$4,721,923. We believe that we must raise not less than $3,700,000 to be able to continue our business operations for the next 15 months. We believe that we must raise not less than $3,700,000 in addition to current cash on hand to be able to continue our business operations for approximately the next 15 months and repay the ten convertible notes. The report of our independent registered public accountants as of and for period ending December 31, 2020, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate revenue and raise capital from financing transactions. Management anticipates that our cash resources are not sufficient to continue operations until additional cash investments are secured. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. There can be no assurance that we will be successful in accomplishing its objectives. Without such additional capital, we may be required to curtail or cease operations.

We have a limited operating history, which makes it difficult to evaluate our current business and future prospects.

We are a company with limited operating history, and our operations are subject to all of the risks inherent in establishing a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new technologies or those subject to clinical testing, and the competitive and regulatory environment in which we will operate. We may never obtain FDA or EMA approval of our products in development and, even if we do so and are also able to commercialize our products, we may never generate revenue sufficient to become profitable. Our failure to generate revenue and profit would likely cause our securities to decrease in value or become worthless.

We will require additional financing to implement our business plan, which may not be available on favorable terms or at all, and we may have to accept financing terms that would place restrictions on us.

We will need to continue to conduct significant research, development, testing and regulatory compliance activities for BXT-25, together with projected general and administrative expenses, we expect will result in operating losses for the foreseeable future. We may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current development plan, take advantage of business opportunities or respond to competitive pressures. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Until such time, if ever, as we can generate substantial product income, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. In addition, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends, or making acquisitions or significant asset sales.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or drug candidates or grant licenses on terms that may not be favorable to us and/or that may reduce the value of our Common Stock.

Our products are based on novel, unproven technologies.

Our drug candidates in development are based on novel, unproven technologies using proprietary co-polymer compounds in combination with similar FDA approved drug for veterinary use. Co-polymers are difficult to synthesize, and we may not be able to synthesize co-polymer that will be usable as delivery vehicles for the anti-hypoxia drugs we are working with or other therapeutics we intend to develop. Clinical trials are expensive, time-consuming and may not be successful. They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the products necessary for an approved drug. Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Even if our products progress successfully through initial or subsequent human testing, they may fail in later stages of development. We may engage others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies. These trials may not start or be completed as we forecast or may not achieve desired results.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

Our drug candidate is unproven, and its risk of failure is high. It is impossible to predict when or if our current or any future drug candidates will receive regulatory approval or prove effective and safe in humans. Before obtaining marketing approval from regulatory authorities for the sale of any drug candidate, we must conduct extensive clinical trials and, in the case of BXT-25, first complete preclinical development, to demonstrate the safety and efficacy of our drug candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failed clinical trial can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their drug candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our drug candidates, including:

●	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	clinical trials of our drug candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the number of patients required for clinical trials of our drug candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	we may have to suspend or terminate clinical trials of our drug candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;

●	regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials of our drug candidates may be greater than we anticipate;

●	the supply or quality of our drug candidates or other materials necessary to conduct clinical trials of our drug candidates may be insufficient or inadequate;

●	our drug candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials; and

●	regulators may revise the requirements for approving our drug candidates, or such requirements may not be as we anticipate.

If we are required to conduct additional clinical trials or other testing of our drug candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval for our drug candidates;

●	not obtain marketing approval at all, which would seriously impair our viability;

●	obtain marketing approval in some countries and not in others;

●	obtain approval for indications or patient populations that are not as broad as we intend or desire;

●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

●	be subject to additional post-marketing testing requirements; or

●	have the product removed from the market after obtaining marketing approval.

We plan to initiate pre-clinical studies of BXT-25. However, we cannot provide any assurance that we will successfully initiate or complete those planned trials and be able to initiate any other clinical trials for BXT-25 or any of our future drug candidates. The results of our clinical trials could yield negative or ambiguous results. Such results could adversely affect future development plans, collaborations and our stock price.

Our product development costs will increase if we experience delays in clinical testing or marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our drug candidates or allow our competitors to bring products to market before we do, potentially impairing our ability to successfully commercialize our drug candidates and harming our business and results of operations.

A fast track, breakthrough therapy or other designation by the FDA may not actually lead to a faster development or regulatory review or approval process.

We may seek fast track, breakthrough therapy or similar designation for our drug candidates. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA fast track designation. The FDA has broad discretion whether or not to grant this designation, and even if we believe a particular drug candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive fast track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program.

Additionally, we may in the future seek a breakthrough therapy designation for some of our product candidates that reach the regulatory review process. A breakthrough therapy is a drug candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and that, as indicated by preliminary clinical evidence, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs designated as breakthrough therapies by the FDA are eligible for accelerated approval and increased interaction and communication with the FDA designed to expedite the development and review process.

As with fast-track designation, designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and may determine not to grant such a designation. Even if we receive a breakthrough therapy designation for any of our product candidates, the designation may not result in a materially faster development process, review or approval compared to conventional FDA procedures. Further, obtaining a breakthrough therapy designation does not assure or increase the likelihood of the FDA’s approval of the applicable product candidate. In addition, even if one or more of our product candidates qualifies as a breakthrough therapy, the FDA could later determine that those products no longer meet the conditions for the designation or determine not to shorten the time period for FDA review or approval.

We will rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We intend to use third-party clinical research organizations, or CROs, to conduct our planned clinical trials and do not plan to independently conduct clinical trials of BXT-25 or any future drug candidates. We rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct and manage our clinical trials. These agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, that would delay our product development activities.

Our reliance on these third parties for research and development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with regulatory standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Other countries’ regulatory agencies also have requirements for clinical trials with which we must comply. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our drug candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our drug candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our drug candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our drug candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States, such as the EMA. In addition, some of our competitors have ongoing clinical trials for drug candidates that treat the same indications as our drug candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ drug candidates.

Patient enrollment is affected by other factors including:

●	the severity of the disease under investigation;

●	the patient eligibility criteria for the study in question;

●	the perceived risks and benefits of the drug candidate under study;

●	the efforts to facilitate timely enrollment in clinical trials;

●	our payments for conducting clinical trials;

●	the patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment; and

●	the proximity and availability of clinical trial sites for prospective patients.

We are unable to forecast with precision our ability to enroll patients. Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our drug candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing.

If serious adverse or unacceptable side effects are identified during the development of our drug candidate or we observe limited efficacy, we may need to abandon or limit our development of some of our drug candidate.

If our drug candidate is associated with undesirable side effects in clinical trials, have limited efficacy or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. We have not commenced pre-clinical trials of BXT-25, which even if it proves successful, may later be found to cause side effects that will prevent further development of the compounds.

Even if our drug candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payers and others in the medical community necessary for commercial success.

Even if our drug candidate receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payers and others in the medical community. If our drug candidate does not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. The degree of market acceptance of our drug candidate, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety and other potential advantages compared to alternative treatments;

●	our ability to offer them for sale at competitive prices;

●	their convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support;

●	the availability of third-party coverage and adequate reimbursement for our drug candidate;

●	the prevalence and severity of their side effects;

●	any restrictions on the use of our products together with other medications;

●	interactions of our products with other medicines patients are taking; and

●	inability of certain types of patients to take our products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our drug candidate if and when they are approved.

We do not have a sales or marketing infrastructure and have limited experience in the sale, marketing or distribution of our products. To achieve commercial success for any product for which we obtain marketing approval, we will need to successfully establish and maintain relationships with third parties to perform sales and marketing functions.

Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage lines;

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization;

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies; and

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

We will rely on third parties to sell, market and distribute our drug candidate. We may not be successful in entering into, or maintaining, arrangements with such third parties or may be unable to do so on terms that are favorable to us. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our drug candidate.

If we are unable to convince physicians as to the benefits of our proposed products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require physicians to be informed regarding our proposed products and the intended benefits. Inability to carry out this physician education process may adversely affect market acceptance of our proposed products. We may be unable to timely educate physicians regarding our proposed products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed products is created, if at all.

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to BXT-25 and will face competition with respect to any drug candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products in the field of oxygen therapeutics for the treatment of a variety of conditions and any of such products may target the stroke. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

A substantial number of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources, established presence in the market and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors.

Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific, sales and marketing and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

We may be unable to compete in our target marketplaces, which could impair our ability to generate revenues, thus causing a material adverse impact on our results of operations.

Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel, and the loss of these persons could adversely affect our operations and results.

We are highly dependent on the principal members of our management, scientific and clinical team, including Dr. David Platt, our Chairman, President and Chief Executive Officer and Ola Soderquist, our Chief Financial Officer. We don’t have a “key person” insurance for any of Dr. Platt or Mr. Soderquist and even if such policies were to be obtained, such insurance policies may not adequately compensate us for the loss of their services.

The loss of the services of any of our executive officers or of any members of our scientific and medical advisory board, could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely and expect to continue to rely to a significant degree on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

Our lack of operating experience may cause us difficulty in managing our growth which could lead to our inability to implement our business plan.

We have limited experience in marketing and the selling of pharmaceutical products. Any growth will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We will depend on third parties to manufacture and market our products and to design trial protocols, arrange for and monitor the clinical trials, and collect and analyze data.

We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. In addition, we are not a party to any long-term agreement with any of our suppliers, and accordingly, we have our products manufactured on a purchase-order basis from one of two primary suppliers. We will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

Moreover, as we develop products eligible for clinical trials, we contract with independent parties to design the trial protocols, arrange for and monitor the clinical trials, collect data and analyze data. In addition, certain clinical trials for our products may be conducted by government-sponsored agencies and will be dependent on governmental participation and funding. Our dependence on independent parties and clinical sites involves risks including reduced control over the timing and other aspects of our clinical trials.

We are exposed to product liability, pre-clinical and clinical liability risks which could place a substantial financial burden upon us, should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. Such claims may be asserted against us. In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claims, or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

Since we do not currently have any FDA-approved products or other formulations, we do not currently have any other product liability insurance covering commercialized products. We may not be able to obtain or maintain adequate product liability insurance, when needed, on acceptable terms, if at all, or such insurance may not provide adequate coverage against our potential liabilities. Furthermore, our potential partners with whom we intend to have collaborative agreements, or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have sufficient liquidity to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may be unable to obtain or to maintain clinical trial liability insurance on acceptable terms, if at all. Any inability to obtain and/or maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

If users of our proposed products are unable to obtain adequate reimbursement from third-party payers or if new restrictive legislation is adopted, market acceptance of our proposed products may be limited, and we may not achieve revenues.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain international markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

Our ability to commercialize our proposed products will depend in part on the extent to which appropriate reimbursement levels for the cost of our proposed formulations and products and related treatments are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payers are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products.

There are risks associated with our reliance on third parties for marketing, sales and distribution infrastructure and channels.

We intend to enter into agreements with commercial partners to engage in sales, marketing and distribution efforts around our products in development. We may be unable to establish or maintain these third-party relationships, or establish new relationships, on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors. If we do not enter into or maintain relationships with third parties for the sales and marketing of our proposed products, we will need to develop our own sales and marketing capabilities. Furthermore, even if engaged, these distributors may:

●	fail to satisfy financial or contractual obligations to us;

●	fail to adequately market our products;

●	cease operations with little or no notice to us; or

●	offer, design, manufacture or promote competing formulations or products.

If we fail to develop sales, marketing and distribution channels, we could experience delays in generating sales and incur increased costs, which would harm our financial results.

We will be subject to risks if we seek to develop our own sales force.

If we choose at some point to develop our own sales and marketing capability, our experience in developing a fully integrated commercial organization is limited. If we choose to establish a fully integrated commercial organization, we will likely incur substantial expenses in developing, training and managing such an organization. We may be unable to build a fully integrated commercial organization on a cost-effective basis, or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

Risks Related to Our Industry

We will need regulatory approvals to commercialize our products as drugs.

In offering BXT-25, or any other product as a drug, we are required to obtain approval from the FDA to sell our products in the U.S. and from foreign regulatory authorities to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate to secure FDA approval. Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our product candidates, which would prevent, defer or decrease our receipt of revenues. In addition, if we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data we obtain from our planned pre-clinical studies and clinical trials will not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing.

Our competitive position depends on protection of our intellectual property.

Development and protection of our intellectual property are critical to our business. All of our intellectual property has been invented and/or developed or co-developed by Dr. David Platt; and other intellectual property that is important to the development of BXT-25 is in the public domain. If we do not adequately protect our intellectual property, or if competitors develop technologies incorporating the same or similar technologies that already are in the public domain, those competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the U.S. and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are or will be the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

The patent applications we file, including applications that will follow the filing of Provisionals, may not issue as patents or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or to any future licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we will require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored. Currently, we do not have any scientific or technical employees.

Products we develop could be subject to infringement claims asserted by others.

We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third-party claiming infringement of its proprietary rights. If we were not able to successfully defend patents that may be issued to us, that we may acquire, or that we may license in the future, we may have to pay substantial damages, possibly including treble damages, for past infringement.

We face intense competition in the biotechnology and pharmaceutical industries.

The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on pharmaceutical products, which are rapidly evolving. Our competitors include major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours or succeed in obtaining FDA or other regulatory approvals for product candidates before we do. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

As a pre-revenue company engaged in the development of drug technologies, our resources are limited, and we may experience technical challenges inherent in such technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our proposed products. Our competitors may develop drugs that are safer, more effective or less costly than our proposed products and, therefore, present a serious competitive threat to us.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our proposed products, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies, formulations and products to receive widespread acceptance if commercialized.

Health care cost containment initiatives and the growth of managed care may limit our returns.

Our ability to commercialize our products successfully may be affected by the ongoing efforts of governmental and third-party payers to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain patent protection for our products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.

Our plan for the development of BXT-25 is based in part on a technology developed by the Biopure Corporation which separates hemoglobin from red blood cells. Biopure filed for bankruptcy in 2009 and the technology we use from Biopure is in the public domain. We plan to apply our proprietary chemistry to break down and augment a bovine hemoglobin molecule producing a co-polymer-based molecule we call BXT-25. We face competitors and other entities who are engaged in the further development of some or all of that public-domain technology for the purpose of creating products that may compete directly with our products.

Among such competitors and other entities is Boston Therapeutics, Inc. (OTCQB: BTHE). Our chairman, David Platt, was founder, and until April 1, 2015, Chief Executive Officer of Boston Therapeutics; and that entity is a pharmaceutical company focused on developing, manufacturing and commercializing novel compounds based on complex carbohydrate chemistry to address unmet medical needs in diabetes. According to its website, products Boston Therapeutics seeks to develop include an anti-necrosis glyco-protein based therapeutic agent that consists of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support. The Boston Therapeutic development efforts are, like the efforts of the Company, based in part on Biopure technology that is now in the public domain. While Boston Therapeutics is focused on medical conditions that are different from the conditions that will be addressed by the Company, and while the Company’s proprietary technology is very different from the technology under development at Boston Therapeutics at the time of Dr. Platt’s departure from that entity, a refocus of Boston Therapeutics to treat conditions that are central to the Company’s focus may make it a direct competitor.

Currently there are four drugs candidates to treat a stroke. Abciximab from Eli Lilly is a platelet aggregation inhibitor. Clinical trials show little advantage over placebos and could lead to dangerous side effects, including more bleeding in patients. Cerovive from AstraZeneca is a Nitrone-based neuro protectant currently in phase III clinical trials which shows no significant benefit over placebos with respect to changes in neurological impairment as measured by the national institute of health stroke scale. Candesartan, from AstraZeneca, is an angiotensin receptor blocker which was used to control blood pressure. Its efficacy in stroke patients still must be proven. Ancod from Knoll Pharmaceuticals is an anti-coagulant that acts by breaking down the fibrinogen. It increases the risk of hemorrhage similar to those associated with tPA.

Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our proprietary products. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our drug candidates.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned patents or pending patent applications, or that we were the first to file for patent protection of such inventions, nor can we know whether those from whom we license patents were the first to make the inventions claimed or were the first to file. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The U.S. Patent and Trademark Office, or U.S. PTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the U.S. PTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future drug candidates.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our products. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our issued patents or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could adversely affect us.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our drug candidates without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. While no such litigation has been brought against us and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our products or use of our products do not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing, which is referred to as the priority date. Therefore, patent applications covering our products or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use of our products.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including inter parties review, interference, or derivation proceedings before the U.S. PTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our drug candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the U.S. PTO and foreign patent agencies in several stages over the lifetime of the patent. The U.S. PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

The employees and consultants we may hire likely will have been previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we will try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and drug candidates, we also intend to rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also seek to enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Our trade secrets may also be obtained by third parties by other means, such as breaches of our physical or computer security systems. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Ownership of Our Common Stock

Prior to our currently effective public offering, we had a limited public market for our shares of Common Stock, and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to our currently effective public offering, there was a limited public market for our Common Stock in the OTCQB market. On April 16, 2020, SEC ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading of BIXT is suspended for the period April 16 through April 29, 2020. OTC Markets Group Inc. has discontinued the display of quotes on www.otcmarkets.com for our Common Stock. We cannot assure you that an active public market for our Common Stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following our currently effective public offering.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our Common Stock.

Future sales of substantial amounts of the shares of Common Stock by existing shareholders could adversely affect the price of our Common Stock.

If our existing shareholders sell substantial amounts of the shares following our currently effective public offering, the market price of our Common Stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The shares of Common Stock offered in our currently effective public offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of shares, the prevailing market price for our shares could be adversely affected.

The market price of our Common Stock may be subject to fluctuation and you could lose all or part of your investment.

Our currently effective public offering price has been arbitrarily determined by us and may not be indicative of prices that will prevail in the trading market. The price of our shares may decline following our currently effective public offering. The stock market in general has been, and the market price of our ordinary shares in particular will likely be, subject to fluctuation, whether due to, or irrespective of, our operating results and financial condition. The market price of our shares may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our products;

●	the mix of products that we sell and related services that we provide;

●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;

●	development of technological innovations or new competitive products by others;

●	announcements of technological innovations or new products by us;

●	failure by us to achieve a publicly announced milestone;

●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from tho

●	developments concerning intellectual property rights, including our involvement in litigation;

●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified

●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;

●	changes in our expenditures to promote our products;

●	our sale or proposed sale, or the sale by our significant shareholders, of our shares or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors;

●	the trading volume of our Shares; and

●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that we provide herein or our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, clinical and regulatory timelines, production and supply matters, commercial launch dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from than those contained in the projections. The inclusion of the projections in this Annual Report on Form 10-K should not be regarded as an indication that we, our management, or their representatives considered or consider the projections to be a guaranteed prediction of future events, and the projections should not be relied upon as such.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

The formation of our company, as well as an investment in our company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of our currently effective public offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

Our Certificate of Incorporation permits “blank check” preferred stock, which can be designated by our Board of Directors without stockholder approval.

We have 50,000,000 authorized shares of preferred stock. The shares of our preferred stock may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as is determined by our Board of Directors prior to the issuance of any shares thereof. The preferred stock may have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of our stockholders, stockholders will have no control over what designations and preferences our preferred stock will have. If preferred stock is designated and issued, then depending upon the designation and preferences, the holders of the preferred stock may exercise voting control over us. As a result, our stockholders will have no control over the designations and preferences of the preferred stock and as a result the operations of our company.]

Our management collectively owns a substantial majority of our Common Stock.

Collectively, our officers, our directors and 5 other stockholders own or exercise voting and investment control of approximately 98% of our outstanding Common Stock. As a result, investors may be prevented from affecting matters involving our company, including:

●	the composition of our Board of Directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price for our Common Stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If our auditors or we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our Common Stock, which may reduce our stock price.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they make and then change their recommendations regarding our Common Stock adversely, the price of our Common Stock and trading volume could decline.

The trading market for our Common Stock, should it develop, may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Common Stock or trading volume to decline.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or our currently effective public offering.

You should carefully evaluate all of the information in this Annual Report on Form 10-K before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or our currently effective public offering, and you should not rely on this information in making an investment decision.

Risks Related to Ownership of Note Financings

Common Stock that we issue upon conversion of the promissory note will dilute our existing stockholders and depress the market price of our Common Stock.

On April 16, 2020, SEC ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading of BIXT is suspended for the period April 16 through April 29, 2020. As a result of the SEC ordered suspension the Company defaulted on outstanding Convertible Notes; resulting in an increase of the interest to 21% and the principal to increase to 168% of principal loan amount. The convertible debt increased by $666,456 to $1,604,856 while the interest accrual increased to approximately $28,563/month, amounting to $175,543 at date of September 30, 2020. At the default date, April 16, 2020, remaining debt discount of $76,265 was amortized to interest expense and the remaining debt premium of $856,560 was accredited to additional paid-in capital.

On May 2 and 3, 2021, we entered into nine Note Agreements for a total amount of $3,266,846 in 1-year notes (the “New Notes”), with an interest rate of 6% convertible at the lower of (i) a fixed price of $0.13, or (ii) 85% of the closing price of any Qualified Financing, which consist of any fundraising receiving gross proceeds of not less than $500,000.

The shares of Common Stock issuable under these New Notes will dilute our existing stockholders and depress the market price of our Common Stock

The price of the Common Stock we are selling under our currently effective public offering is significantly higher than the conversion price of the Convertible Notes and warrant and the price of our Common Stock would likely drop to or below the conversion price of the Notes upon conversion.

In the event that the Notes convert into Common Stock, the conversion price is significantly lower than the price at which we are selling our Common Stock in our currently effective public offering. As a result, the sale by the Note Holders of our Common Stock could drive the market price down to the conversion price as determined at the date of conversion or lower. This could result in the purchaser of our Common Stock in our currently effective public offering to immediately loose a substantial portion of his or her investment.

If our stock price materially declines, the convertible note holders will have the right to a large number of shares of Common Stock upon exchange of amounts due under the notes, which may result in significant dilution.

The notes have a conversion feature which is based upon 65% of the lowest trading price during the twenty days prior to a conversion notice on the applicable trading market or the closing bid price on the applicable trading market. If our Common Stock price materially declines, we will be obligated to issue a large number of shares upon conversion. This will likely materially dilute existing shareholders. The potential for such dilutive issuances upon conversion of outstanding notes may depress the price of Common Stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our Common Stock begins to decrease.

USE OF PROCEEDS

The gross proceeds to us from the sale of all of the Shares offered hereby, assuming all of the Shares offered herewith are sold, are estimated to be $1,000,000. Such proceeds do not include placement fees, legal, transfer agent and other miscellaneous expenses estimated to be an aggregate of $130,000. We intend to utilize the proceeds for research and development and general working capital purposes.

LIQUIDITY AND CAPITAL RESOURCES

We do not currently have sufficient capital resources to fund operations. To stay in business and to continue the development of our products, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. The future of the Company is dependent upon its ability to obtain financing to develop its new business opportunities and support the cost of the drug development including clinical trials and regulatory submission to the FDA.

At June 30, 2021, the net working capital was negative $1,326,329 and the accumulated deficit of $7,240,331. Comparatively, on December 31, 2020, we had net working capital of negative $1,951,256 and an accumulated deficit of

$4,721,923. We believe that we must raise not less than $3,700,000 to be able to continue our business operations for the next 15 months. We believe that we must raise not less than $3,700,000 in addition to current cash on hand to be able to continue our business operations for approximately the next 15 months and repay the ten convertible notes. The report of our independent registered public accountants as of and for period ending December 31, 2020, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate revenue and raise capital from financing transactions. Management anticipates that our cash resources are not sufficient to continue operations until additional cash investments are secured. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. There can be no assurance that we will be successful in accomplishing its objectives.

On April 16, 2020, SEC ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading of BIXT is suspended for the period April 16 through April 29, 2020. As a result of the SEC ordered suspension the Company defaulted on ten outstanding Convertible Notes; resulting in an increase of the interest to 21% and the principal to increase to 168% of principal loan amount. The convertible debt increased by $666,456 to $1,604,856 while the interest accrual increased to approximately $28,563 per month. On May 2 and 3, 2021, Bioxytran, Inc. entered into nine Note Agreements for a total amount of $3,266,846 in 1-year notes (the “New Notes”), with an interest rate of 6% convertible at the lower of (i) a fixed price of $0.13, or (ii) 85% of the closing price of any Qualified Financing, which consist of any fundraising receiving gross proceeds of not less than $500,000.

We have no current commitment from our officers and directors or any of our shareholders, to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Contractual Obligations

Our contractual obligations include four convertible notes, for a total of $2,165,000 and of accrued interest for these notes mounting to $20,735, as at December 31, 2020 there were ten defaulted notes due for an amount of $1,875,491. At May 26, 2021, the defaulted notes were returned in exchange for a $1,000,000 note.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our consolidated financial condition, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Overview

Business Operations

Bioxytran, Inc. (the “Company”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. Our Subsidiary, Pharmalectin, Inc. (the “Subsidiary”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address conditions related to Covid-19.

Bioxytran, Inc. is headquartered in Needham, Massachusetts. The Company’s initial product pipeline is focused on developing and commercializing therapeutic molecules for stroke. BXT-25 will be designed to be an injectable anti-necrosis drug specifically designed to treat a person immediately after that person suffers an ischemic stroke. The drug is designed to be injected intravenously to travel to the lungs to pick up oxygen molecules to carry to the brain. Like a red blood cell, the drug will cross the blood brain barrier, which is a protective semi-permeable membrane allowing some material to cross but preventing others from crossing. BXT-25 will be designed to diffuse oxygen into the brain tissues. We expect the BXT- 25 molecule to be 5,000 times smaller than a red blood cell.

Our Subsidiary is continuing our clinical trials with a candidate named, ProLectin-Rx a complex polysaccharide derived from galactomannan and pectin respectively, that binds to, and blocks the activity of galectin-1 and -3, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. These proteins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to ß-galactoside proteins. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

ProLectin-M’s clinical data shows non-toxicity and efficacy for treatment of mild to moderate COVID-19. In our initial Phase I/II clinical trial are published as a peer-reviewed scientific report in the Journal of Vaccines & Vaccinations. The Company is currently working on a Phase III clinical trial with the CDCSO in India, and is preparing its IND for a Phase III clinical trial with the FDA, soon to be followed by a Phase III submission with the EMEA. The clinical trials are expected to take place in July through August, 2021. Further, the Company is also preparing an IND for a second drug candidate ProLectin-I with similar galactin blocking capabilities as the oral drug, ProLectin-M, but IV-injectable for severe cases of COVID-19. The initial Phase I/II clinical trial is planned for August through October, 2021. The described clinical trials are subject to additional funding.

Stroke

Stroke, also known as cerebrovascular accident (CVA), or brain attack, occurs when poor flow to the brain results in necrosis and cell death. Strokes can be classified into two major categories: ischemic and hemorrhagic. Ischemic strokes are caused by interruption of the blood supply to the brain; hemorrhagic strokes result from the rupture of a blood vessel or an abnormal vascular structure. According to the Center for Disease Control, approximately 87% of all strokes are ischemic strokes. An ischemic stroke may be thrombotic, which occurs when diseased or damaged cerebral arteries become blocked by the formation of a blood clot within the brain, or embolic, which occurs when a clot formed originally somewhere in the body outside the brain - typically in the heart - travels in a cerebral artery. Whether thrombotic or embolic, an ischemic stroke restricts the flow of blood to the brain and results in near-immediate physical and neurological deficits.

According to the Center for Disease Control, there are about 795,000 new or recurrent cases of stroke in the United States each year, of which 610,000 are new cases and 185,000 recurrent cases. One hundred thirty thousand (130,000) Americans are killed by stroke each year, or one very four minutes. Stroke is a leading cause of serious long-term disability and costs the United States an estimated $34 Billion each year, according to the Center for Disease Control, a figure which includes the cost of health care services, medications to treat the stroke, and missed days of work.

Hemoglobin and Complex Co-Polymer Science

Oxygen therapeutics describe generally a class of agents that will be administered intravenously to enhance the oxygen delivery capability of blood. These oxygen transporting agents may be perfluorcarbon (PFC) emulsions or modified hemoglobin solutions. Our technology involves the development of hemoglobin-based oxygen carriers. To produce BXT- 25, we will take red blood cells (RBCs) from bovine sources, isolate hemoglobin from the RBCs and, by applying our proprietary co-polymer chemistry, stabilize and modify the hemoglobin. Our novel, complex co-polymer molecules can be produced at specific molecular weights and with other pharmaceutical properties; and in the production of BXT-25.

The BXT-25 co-polymer hemoglobin molecule will be designed to be 5,000 times smaller than an RBC, which we believe will enable that small molecule to reach hypoxic tissue more effectively than RBCs. BXT-25 will be designed to be administered as an injectable IV drug that will circulate in the blood collecting oxygen from the lungs and releasing the oxygen molecules where tissue has developed ischemia, or lack of oxygen. BXT-25 will be designed to have oxygen affinity that mimics RBCs, minimize adverse effects, and be compatible with all blood types. BXT will be designed to have a shelf life of two years at room temperature.

With regard to compatibility with all blood types, we believe that the differences between a BXT-25 molecule and a red blood cell will not limited to differences in size. Surfaces of red blood cells include different antigens which determine the blood type as A, B, AB or O. We believe that BXT-25 will be found to be compatible with all blood types because it is a single, modified hemoglobin molecule stabilized with a co-polymer which, unlike a red blood cell, has neither antigens nor a Rh factor.

Certain regulatory issues relating to our use of bovine hemoglobin as a raw material

Our products include as a raw material commercially available bovine hemoglobin that has been purified, chemically modified and cross-linked for stability. It is sourced from controlled herds of U.S. cattle raised for beef production. Those herds are subject to and meet the requirements of a herd management program that assures the origin, health, feed and quality of the cattle used as a raw material source. Our suppliers will contract to maintain traceable records on animal origin, health, feed and care as part of our effort to assure the use of known, healthy animals in compliance with applicable laws and regulations.

Bovine whole blood will be collected in individual pre-sanitized containers. The containers will be shipped to separation facility. Prior to collection of the blood, the animals undergo live inspection. Then, following blood collection, the animal carcass undergoes U.S. Department of Agriculture (USDA) inspection for use as beef for human consumption. If an animal carcass is retained for further inspection for final disposition by the USDA veterinarian, we reject the corresponding container of whole blood. We have validated and tested the processes described below for removal of potential pathogens in our raw material. Potential pathogens include bacteria, viruses such as those leading to hepatitis and AIDS, and the transmissible spongiform encephalopathies that cause rare neurological disorders such as “mad cow disease” and its human equivalent. The validation of a process means that it has been tested and documented and that it performs adequately. Health and regulatory authorities have given guidance directed at three factors to control these diseases: source of animals, the nature of tissue used and manufacturing process. We will comply with, and believe we will exceed, all current guidelines regarding such risks for human pharmaceutical products.

There will be four major steps in the manufacture of BXT-25: (1) hemoglobin separation; (2) hemoglobin purification; (3) polymerization/size selection and (4) synthesizing with our co-polymer. More specifically, bovine blood that has been collected in an aseptic fashion is processed to first remove plasma and then to remove at high concentration the hemoglobin protein from red blood cells. The hemoglobin is then purified of other red cell proteins by anion exchange chromatography. The purified hemoglobin is then stabilized by the addition of a cross-linking agent to form hemoglobin polymers. There is an additional sizing step to remove the higher hemoglobin molecules. The final step, co-polymer synthesis, takes place on the stabilized hemoglobin. The combination polymers will be filled with a solution suitable for infusion. The product is then run through sterilizing filters into sterile product bags.

BX-10

The Company is also pursuing their work with a second drug candidate, BXT-10, a complex polysaccharide derived from pectin that binds to, and blocks the activity of galectin-1, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. These proteins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to ß-galactoside sugar molecules. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

The Company plans to file a pre-investigational new drug application for BXT-10 for the treatment of mild to moderate COVID-19 patients. However, we cannot provide any assurance that we will successfully initiate or complete those planned trials and be able to initiate any other clinical trials for BXT-10 or any of our future drug candidates.

Intellectual Property

We have licensed certain rights in a patent to a patent for the use of Ultra Small Lipid Structures. Our license imposes various obligations on us, and provides the licensor the right to terminate the license in the event of our material breach of the license agreement, our failure to initiate or complete development of a licensed product, or our commencement of an action seeking to have a licensed patent right declared invalid. We may enter into additional licenses to third-party intellectual property that are necessary or useful to our business.

Key Strengths

We believe that our key differentiating elements include:

Focus on novel therapeutic opportunities provided by co-polymer: We are focused on development of co-polymer compounds to stabilize the modified hemoglobin molecule. The Co-polymer method of chemical stabilization has not received as much scientific attention as nucleic acids and proteins, but the Company believes that it is a viable alternative to these other materials.

●	Experienced management

●	Our President, Chief Executive Officer and Chairman, David Platt, Ph.D., is a chemical engineer, a pioneer in designing than 30 years of experience in the development of therapeutic drugs. We are the fourth biotechnology company founded Therapeutics Inc. (OTC: BTHE). The first two are International Gene Group, which later became Prospect Therapeutics, (Nasdaq: LJPC), and Pro-Pharmaceuticals (now Galectin Therapeutics) (Nasdaq: GALT). Their core technologies were

●	Our CFO Ola Soderquist has more than 30 years of senior international entrepreneurial management experience experience portfolio includes; Start-ups, Private, Public, Venture Capital and Private Equity ownership. He has multiple industry sectors and companies. Ola is a multi-lingual senior finance professional poised to work globally projects involving change management, business integration, systems implementation, continuous improvement, and in Accounting from Stockholm School of Economics and an MBA from Babson College.

●

We have assembled a scientific and medical advisory board consisting of leading physicians and key opinion leaders and who will guide us through ongoing clinical trial programs. Our scientific and medical advisory boards consist and professionals in the ischemia or hypoxia fields.

●	Products are differentiated and address significant unmet needs: Our lead product candidate, BXT-25 and any additional unmet medical needs. Oxygen therapy management, including stroke, other hypoxia management and treatment of diseases remain a critical area of unmet need. Increasingly, patients, physicians and the media are highlighting the deficiencies growing population of individuals adversely affected by ischemia, unhealed wounds, or traumatic brain injury.

●	Efficient development strategy: We believe that our regulatory development pathway is a standard generic pathway approval

●	Risks Associated with Our Business

Our business is subject to numerous significant risks, as more fully described in the section entitled “Risk Factors”. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this Annual Report on Form 10-K, including the financial statements and the related notes included elsewhere in this Annual Report on Form 10-K, before deciding whether to invest in our Common Stock. If any of the risks discussed in this Annual Report on Form 10-K actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We are a company with limit operating history which makes it difficult to evaluate our current business and future prospects.

●	We will require additional financing to implement our business plan, which may not be available on favorable terms or at all, and we may have to accept financing terms that would adversely affect our stockholders.

●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our drug candidates.

●	Our products are based on novel, unproven technologies.

●	Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

●	We may be unable to commercialize our drug candidates or expand awareness.

●	Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel and direction and the loss of these persons could adversely affect our operations and results.

●	our competitive position depends on protection of our intellectual property. We intend to submit more patents and provisional patents in the near future to strengthen our intellectual property.

●	The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

●	We may become involved in lawsuits to protect or enforce patents that may issue to us, that we may acquire, or may license in the future or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

●	The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

●	We have a limited market for our Common Stock, which makes our securities very speculative.

●	You will experience immediate and substantial dilution as a result of our currently effective public offering and may experience additional dilution in the future.

●	Our management will have broad discretion in how we use the net proceeds of our currently effective public offering.

Corporate Information

We were incorporated on October 5, 2017 as Bioxytran, Inc. Our principal executive offices are located at 233 Needham St., Suite 300, Newton, MA 02464.

MANAGEMENT

Our board of directors, executive officers and key employees are as follows:

Name	Age as of December 31, 2020	Position
David Platt, Ph.D.	67	Chief Executive Officer, Chairman and Director
Ola Soderquist, MBA, CPA, CMA	59	Chief Financial Officer, Treasurer, Secretary
Mike Sheikh	51	VP Business Development
Dale H. Conaway, D.V.M.	66	Director
Alan M. Hoberman. Ph.D.	67	Director
Henry J. Esber, Ph.D.	82	Director
Anders Utter, MBA	53	Director

David Platt, Ph.D. is the Chief Executive Officer and Chairman of our Board of Directors. Dr. Platt is a world-renowned expert in carbohydrate chemistry and has founded three publicly traded companies, creating nearly $1B for investors. He has raised $150M directly in public markets in the U.S. and has led development of two drug candidates from concept through phase II clinical trials. Prior to Bioxytran, Inc. Dr. Platt founded Boston Therapeutics Inc. in 2010 (OTC: BTHE) where he served as chief executive officer from 2010 to April 1, 2015 and as a director from March 2015 to June 8, 2016. From 2001 to 2009, Dr. Platt was a founder, Chief Executive Officer and Chairman of the Board at Pro-Pharmaceuticals, Inc. (OTC: PRWP and AMEX: PRW, now NASDAQ: GALT). From 1995 to 2000 Dr. Platt was the founder of International Gene Group (NASDAQ: IGGI, GLGS now LPJC). Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry. Our board of directors believes that Dr. Platt’s expertise and experience with public biotech companies, his perspective, depth and background in chemistry and finance, the capital formation process and leadership experience in public companies provide him with the qualifications and skills to serve on our board of directors.

Ola Soderquist, MBA, CPA, CMA, CM&AA has more than 30 years of senior international entrepreneurial management experience within technology companies. Ola’s managerial experience portfolio includes; Start-ups, Private, Public, Venture Capital and Private Equity ownership. He has served in CFO and other managerial capacities in multiple industry sectors and companies. His public company tenures include companies in the Wallenberg Sphere (1986-1996): Industrivarden (OMX:INDU), Electrolux (OMX:ELUX), Ericsson (NASDAQ:ERIC), Swedish Match (OMX:SWMA) and SKF AB (OMX:SKF), and most recently in Traction (OMX:TRAC) (1996-2001) and Belden (NYSE: BDC) (2006-2011). His private company experience includes CFO and CAO positions in Proditec, Inc. (2001-2006), LFA Corp. (2012-2014) and Faria Beede Instruments, Inc. (2014-2016). Ola is a multi-lingual senior finance professional poised to work globally and cross-functionally, particularly with complex projects involving change management, business integration, systems implementation, continuous improvement, and process excellence. He obtained a BS and an MSA rom Stockholm School of Economics and an MBA from Babson College.

Mike Sheikh, is a US Air Force Academy graduate and pilot. He has a Bachelor’s of Science in Economics and flew KC-135 tankers and worked as a budget officer in the comptroller’s squadron. He has prior experience as a broker and research analyst. After the brokerage industry, he was a business development officer for a variety of specialty finance companies. He is a long-time Biotech Consultant expert for public or private biotech companies with disruptive technologies. Mr. Sheikh the founder of Falcon Strategic Research, which focuses on companies that are not covered by traditional analysts on Wall Street. He is also the founder of an Investor Relations Firm.

Dale H. Conaway, D.V.M., is a Director of the Company. He is the Chief Veterinary Medical Officer for the Office of Research Oversight, an office within the Veterans Health Administration under the U.S. Department of Veterans Affairs. From 2001 to 2006, Dr. Conaway was the Deputy Regional Director (Southern Region). From 2010 to September 15, 2016, Dr. Conaway served as a member of the board of directors of Boston Therapeutics, Inc.. From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture. From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University. Our board of directors believes that Dr. Conway’s expertise and experience as a director in a public biotech company, his perspective, depth and background in testing and the development of biologic compounds, and his leadership in management provide him with the qualifications and skills to serve on our board of directors.

Alan M. Hoberman, Ph.D. is president and CEO of Argus International, Inc., overseeing a staff of scientists and other professionals who provide consulting services for industry, government agencies, law firms and other organizations, both in the U.S. and internationally. From 2014 to September 15, 2016 Dr. Hoberman served as a member of the board of directors of Boston Therapeutics, Inc. Between 1991 and 2013 he held a series of positions of increasing responsibility at Charles River Laboratories Preclinical Services (formerly, Argus Research Laboratories, Inc.), most recently as Executive Director of Site Operations and Toxicology. He currently works with that organization to design, supervise and evaluate reproductive and developmental toxicity, neurotoxicity, inhalation and photobiology studies. Dr. Hoberman holds a PhD in toxicology from Pacific Western University, an MS in interdisciplinary toxicology from the University of Arkansas and a BS in biology from Drexel University. Our board of directors believes that Dr. Hoberman’s expertise and experience as a director in a public biotech company, his perspective, depth and background in consulting and advising clients and his experience in the testing and development of biologic compounds, and his leadership in management provide him with the qualifications and skills to serve on our board of directors.

Henry J. Esber, Ph.D., a Director of the Company, has been a Principal in Esber D&D consulting since 2005. From 2003 to 2005, Dr. Esber was a Senior Consultant, Business Development at Charles River Labs, Discovery and Development Services. From 2010 to September 11, 2016, Dr. Esber served as a member of the board of directors of Boston Therapeutics, Inc. Dr. Esber has more than 35 years of experience in the areas of oncology/tumor immunology and immunotherapy as well as strong knowledge in the field of toxicology and regulatory affairs. Dr. Esber received a B.S. degree in biology/pre-med from the College of William and Mary, an M.S. degree in public health and parasitology from the University of North Carolina, and a Ph.D. in immunology/microbiology from West Virginia University Medical Center. Our board of directors believes that Dr. Esber’s expertise and experience as a director in a public biotech company, his perspective, depth and background in immunology and immunotherapy and toxicology, and his leadership in business development provide him with the qualifications and skills to serve on our board of directors.

Anders N. Utter, has more than 25 years of finance, accounting and management experience in medical devices, consulting and manufacturing industries in capacities as CFO, Controller and Managing Director. He had progressively increased management experience in the European Nolato Group and later on in the Amplex Group. Mr. Utter has had a broad business exposure with IFRS and GAAP reporting as well as with SOX compliance. He has also worked with M&A evaluations, financing and integration as well as more hands-on manufacturing cost accounting and reporting. He is currently in charge of the finance control at one of General Cable’s entities. Mr. Utter is and has been serving as a director on boards in both profit as well as non-profit organizations. Mr. Utter holds an MBA from Babson College and a BA from Uppsala University in Sweden. Our board of directors believes that Mr. Utter’s expertise and experience as a chief financial officer, his perspective, depth and background in GAAP reporting and SOX compliance, and his finance, management and accounting experience provide him with the qualifications and skills to serve on our board of directors.

Our Directors are elected annually and each holds office until the annual meeting of the shareholders of the Company and until their respective successors are elected and qualified. Our officers, including any officers we may elect moving forward, will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. In the event, we employ any additional officers or directors of the Company, they may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Vacancies in the Board will be filled by majority vote of the remaining directors or in the event that a sole remaining Director vacates his position, by our majority shareholders. Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Scientific Advisory Board

We are establishing a scientific advisory board to advise our management regarding our clinical and regulatory development programs and other customary matters. Our scientific advisors are experts in various areas of medicine including diabetes and other diseases. We believe the advice of our scientific advisors is important to the research, development and clinical testing of our products. Our scientific advisory board is comprised of the following individuals.

Prof. Avraham Mayevsky, Ph.D. is a worldwide authority in the field of minimal invasive monitoring of tissue and organ physiology. Prof. Mayevsky is a professor at the Faculty of Life Sciences, Bar-Ilan University, Israel. He founded Vital Medical Ltd. He served as Head of the Department of Life Sciences and Dean of the Faculty of Natural Sciences at Bar-Ilan University, where he established a center of tissue physiology. He served as Visiting professor at University of Pennsylvania and Johns Hopkins Medical School World-recognized expert in tissue physiology, especially in brain metabolism. He published over 150 papers and patents. He has published over 170 papers in scientific journals and is the author of five patents. Prof. Mayevsky completed PhD from Weizmann Institute of Science, Rehovot, Israel.

Dr. Hana Chen-Walden, M.D. is an Endocrinologist and has specialized in regulatory affairs in the pharmaceutical industry in the US and Europe. Dr. Chen-Walden has more than 35 years of regulatory experience with the EMEA and in individual European countries. Since 2004 to present, Dr. Chen-Walden consulted for European Clinical and Regulatory Consultancy in medical monitoring, quality assurance and regulatory input for clinical studies in the fields of oncology, cardiology, diabetes, neurology, respiratory diseases and medical devices. Dr. Chen Walden received her Doctorate of Medicine from University of Tel Aviv, Israel. Dr. Chen-Walden has practiced medicine in Germany and France.

Dr. Juan Carlos Lopez-Talavera, M.D., PhD. has over 20 years of experience in the biopharma industry, with extensive expertise in liver and gastrointestinal diseases. Most recently, Dr. Lopez-Talavera was Senior Vice President, Head of Medical Affairs and member of the Executive Team at Intercept Pharmaceuticals. Previously he held positions at AbbVie as Head of Medical Affairs, Global Research and Development, Bristol Myers Squibb, as Vice President and Global Development Lead, and Roche Laboratories as Senior Medical Director. Before moving into the industry, Dr. Lopez-Talavera was an Assistant Professor with the Divisions of Gastroenterology and Hepatology, and Endocrinology and Pathology at the University of Pittsburgh Medical Center, Associate Professor of Medicine with the Universidad Autónoma de Barcelona and Attending Physician of the Liver Unit at the Hospital General Universitari Vall D’Hebron in Barcelona.

Medical Advisory Board

We are evaluating a Medical Advisory Board that will be comprised of Clinicians and Clinical Research professionals who are interested in the field of Diabetes or in other subjects related to our product pipeline. The board will provide leadership and expertise to assist us in designing, executing and implementing our clinically oriented activities in a safe, efficient and professional manner.

Executive Compensation

The following table sets forth information concerning all cash all cash and non-cash compensation awarded to, earned by or paid to the Company’s chief executive officer and chief financial officer, regardless of compensation level. The Company’s chief executive officer and Chief Financial Officer are the only officers of the Company for whom compensation disclosure is required pursuant to instruction 1 to Item 402(m)(2) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary	Total Compensation
David Platt, Chairman of the Board,	2020	$72,000	$72,000
Chief Executive Officer and President	2019	$72,000	$72,000
Ola Soderquist, Chief Financial Officer	2020	$72,000	$72,000
	2019	$72,000	$72,000

Director Compensation

All compensation paid to our employee directors is set forth in the table summarizing executive officer compensation above. Our non-employee directors currently are entitled to receive 1,000 shares of our Common Stock for each board and/or committee meeting that they attend per quarter in arrears. There were 27,000 shares, at a fair market value of $21,668, issued as compensation to the board in 2019, no stock compensation was issued in 2018. Except for the foregoing, there are currently no agreements in effect entitling them to compensation.

Employment Contracts

Our executive officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. Except for a commitment to pay David Platt and Ola Soderquist $6,000 in monthly compensation, starting in October 2018, the employment agreements do not provide for the payment of any compensation to our executive officers but provide for the payment of $100,000 (subject to upward adjustment in certain circumstances) in severance upon termination of employment without cause and make no provisions for any payment upon a change of control. The employment agreements also prohibit the sale of any Common Stock owned by our executive officers in the 180 days following the effective date of the Registration Statement initially filed on November 30, 2018. There are no arrangements or plans in which we provide pension, retirement or similar benefits for any of executive officers or directors. Our executive officers and directors may receive stock options at the discretion of our board of directors in the future. We do not have any bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to any of our executive officers or directors, except that stock options may be granted at the discretion of our board of directors from time to time.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our Common Stock is traded under the symbol “BIXT” on the OTCQB operated by OTC Markets Group, Inc. Only a limited market exists for our securities. On April 16, 2020, SEC ordered, pursuant to Section 12(k) of the Securities Exchange Act of 1934, that trading of BIXT is suspended for the period April 16 through April 29, 2020. OTC Markets Group Inc. has discontinued the display of quotes on www.otcmarkets.com for our Common Stock. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following tables set forth the range of high and low bid prices for our Common Stock for the each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
December 31, 2020	$0.29	$0.11
September 30, 2020	$0.20	$0.02
June 30, 2020	$0.31	$0.03
March 31, 2020	$0.80	$0.22

Quarter Ended	High	Low
December 31, 2019	$0.82	$0.24
September 30, 2019	$1.30	$0.65
June 30, 2019	$1.75	$0.31
March 31, 2019	$0.55	$0.20

DESCRIPTION OF CAPITAL STOCK

Common Stock Our authorized Common Stock consists of 300,000,000 shares, par value $0.001.

Preferred Stock Our authorized preferred stock consists of 50,000,000 shares, par value $0.001. There are no shares of preferred stock outstanding

Warrants and Options

Common Stock Warrants

As of June 30, 2021, the Company had 272,000 warrants outstanding at $2.00 per share.

Common Stock Options

The following table summarizes the Company’s Common Stock option as of June 30, 2021:

	Number of Shares	Fair Value per Share	Weighted Average Market Value per Share
Issued as of December 31, 2020	11,002,000	$0.003 – 1.49	$0.10
Issued	3,899,200	0.001 – 0.24	0.21
Shares Issued as of June 30, 2021	15,001,200	$0.001 – 1.49	$0.13

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC.